EXHIBIT 15(a)
                                                                   -------------




May 15, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 8, 2002 on our review of interim financial information of Insilco Technologies, Inc. (the "Company") as of and for the period ended March 31, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's registration statements on Form S-3, Registration No. 333-71947 and on Form S-4, Registration No. 333-51145.
..

Very truly yours,




/s/ PricewaterhouseCoopers LLP
Columbus, Ohio